UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

On September 2, 2025, Blackstone Real Estate Income Trust, Inc. (the “Company”) sold unregistered shares of the Company’s common stock (the “Shares”) for aggregate consideration of approximately $9.6 million.

The following table details the Shares sold:

Title of Securities	Number of Shares Sold	Aggregate Consideration(1)
Class S-2 Shares	218,360	$3,030,500
Class I Shares	477,317	$6,595,000

(1)

Aggregate consideration for Class S-2 Shares includes upfront selling commissions of $15,500. The initial purchase price of Class S-2 Shares was equal to the net asset value (“NAV”) per share of the Company’s Class S Shares as of July 31, 2025, plus applicable upfront selling commissions. The purchase price for Class I Shares was equal to such class’s NAV per share as of July 31, 2025.

The offer and sale of the Shares were made as part of the Company’s continuous private offering to investors that are accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and were exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) and Regulation D thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: September 8, 2025

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer